FOR IMMEDIATE RELEASE
CARDIAC SCIENCE REPORTS RECORD THIRD QUARTER RESULTS
Total Revenue Up 18% to Record $45.1 Million
Defibrillation Revenue Up 48% vs. Prior Year
EPS Improves to $0.08
BOTHELL, WA, OCTOBER 30, 2007 — Cardiac Science Corporation (Nasdaq: CSCX), a global leader in advanced cardiac monitoring and defibrillation products, today announced another quarter of strong results for the third quarter ended September 30, 2007.
Revenue for the quarter was $45.1 million. This was an increase of 18% over the prior year period, including a 48% increase in defibrillation revenue, partially offset by a 6% decline in cardiac monitoring revenue from the third quarter of 2006. Domestic AED revenue rose 78% over the third quarter of 2006 and international defibrillation revenue was up by 20% for the same comparative periods.
The Company reported net income of $1.8 million or $0.08 per diluted share this quarter, which is a significant increase over the loss of $0.01 per diluted share reported in the third quarter of 2006. These third quarter results compare to the Company’s second quarter pro forma earnings of $0.07 per diluted share, which excludes the $0.12 per share benefit of litigation and legal settlement items recorded last quarter from the reported earnings of $0.19 per diluted share.
“Overall revenue was again at record levels this quarter, driven by the strength of both our domestic and international defibrillation business. We are especially pleased to see the continued strong growth in our international defibrillation revenue where all competitors remain in the market, demonstrating the strength of our products and our ability to grow with full levels of competition,” said John Hinson, president and chief executive officer.
Third Quarter Results
Third quarter revenue of $45.1 million increased 18% from the $38.1 million in revenue reported in the third quarter of 2006. Third quarter gross margin improved to 49.0% from 47.4% in the third quarter of 2006. This was driven primarily by favorable product mix toward higher margin AED products and the impact of continued cost reduction initiatives.
Operating expenses in the third quarter of 2007 were $19.9 million compared to $18.7 million in the same period in 2006, which included $1.3 million in litigation and related expenses. The year to year increase in expenses primarily related to sales commissions and other costs associated with growth in revenue, as well as increased investment in research and development activities.
Litigation expense during the third quarter was $0.1 million, representing final costs on the three cases that were resolved in earlier periods.
The Company reported net income of $1.8 million, or $0.08 per share, for the third quarter of 2007. EBITDA was $4.4 million for the third quarter of 2007 and, excluding stock-based compensation expense and the litigation related items, Adjusted EBITDA was $5.1 million or 11.3% of revenue.
The Company generated $3.6 million in cash from operating activities during the quarter and had $16.9 million in cash and short-term investments as of September 30, 2007.
Outlook
The Company is increasing its revenue guidance for the full year to between $175 million and $180 million, with gross margin in a range around 48%.
“We are looking forward to a strong finish in 2007, which we expect will include the first meaningful sales of our GE hospital defibrillator, continued strong AED sales and a slight increase in overall cardiac monitoring revenue,” said Mike Matysik, chief financial officer. “We are experiencing a soft hospital market. However, we have seen some momentum in the physician office and overseas markets. We continue to believe our cardiac monitoring business has the potential for improvement,” Mr. Matysik continued.
Operating expenses are expected to remain consistent with earlier guidance, with a slight increase in research and development spending in the fourth quarter. Other operating expense items are generally expected to moderate in proportion to revenue during the remainder of the year.
The Company has increased its overall 2007 net income guidance to $7.8 million to $8.3 million, or between $0.33 and $0.36 per diluted share. Adjusted EBITDA is still expected to be in a range between 10% and 11%.
Non-GAAP and Pro Forma Financial Information
This news release contains a discussion of EBITDA and Adjusted EBITDA, which is are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure defined as earnings before net interest, income taxes, depreciation and amortization. “Adjusted EBITDA” refers to EBITDA before stock-based compensation, merger related expenses and litigation expense. Neither of these measures are a substitute for measures determined in accordance with GAAP, and may not be comparable to as the same measures as reported by other companies. EBITDA and Adjusted EBITDA are an integral part of the internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of the Company’s operations. The components of these measures include the key revenue and expense items for which operating managers are responsible and upon which their performance is evaluated. The Company also uses Adjusted EBITDA for planning purposes and in presentations to its board of directors. Reconciliations of net income, the most comparable GAAP measure, to EBITDA and Adjusted EBITDA are contained in this press release.
Conference Call Information
Cardiac Science has scheduled a conference call for 4:30 p.m. Eastern Time today to discuss the Company’s financial results for the first quarter. The call will be hosted by John Hinson, chief executive officer, and Mike Matysik, chief financial officer.
To access the conference call, please dial (800) 218-0204. International participants can call (303) 262-2130. The call will also be webcast live on the web at www.cardiacscience.com. An audio replay of the call will be available for 7 days following the call at (800) 405-2236 for U.S. callers or (303) 590-3000 for those calling outside the U.S. The password required to access the replay is 11098127#. An audio archive will be available at www.cardiacscience.com for one month following the call.
About Cardiac Science Corporation
Cardiac Science is truly at the heart of saving lives. The Company develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including AEDs, electrocardiographs, stress test systems, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, patient monitor — defibrillators and cardiology data management systems. Cardiac Science also sells a variety of related products and consumables, and provides a comprehensive portfolio of training, maintenance and support services. The Company is the successor to various entities that have owned and operated cardiology-related businesses that sold products under the trusted brand names Burdick®, Powerheart®, and Quinton®. Cardiac Science is headquartered in Bothell, WA, and also has operations in Lake Forest, California; Deerfield, Wisconsin; Shanghai, China; Manchester, United Kingdom and Copenhagen, Denmark.
Forward Looking Statements
This press release contains forward-looking statements. The word “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, but are not limited to, those relating to Cardiac Science Corporation’s future revenue, earnings, earnings per share, cash flow, gross margins, key distribution partnerships and revenue derived from them, litigation related expenses, trial dates, product releases and revenue derived from them, and Adjusted EBITDA. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In addition, the accounting for the settlement with Philips is still in process and may result in a material adjustment to the numbers presented herein. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2006. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.

Company Contact	Investor Group
Mike Matysik	EVC Group, Inc.
Cardiac Science Corporation	Douglas Sherk/Jenifer Kirtland
Sr. Vice President and CFO	(415) 896-6820
(425) 402-2009
Media Contact
EVC Group, Inc.
Steve DiMattia
(646) 201-5445
(Tables to Follow)

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30
	2007		2006
	$	%	$	%
Revenues:
Products	$41,145	91.1%	$33,890	88.9%
Service	3,999	8.9%	4,226	11.1%

Total revenues	45,144	100.0%	38,116	100.0%

Cost of Revenues:
Products	19,749	48.0%	16,910	49.9%
Service	3,252	81.3%	3,138	74.3%

Total cost of revenues	23,001	51.0%	20,048	52.6%

Gross Profit:
Products	21,396	52.0%	16,980	50.1%
Service	747	18.7%	1,088	25.7%

Gross profit	22,143	49.0%	18,068	47.4%

Operating Expenses:
Research and development	3,391	7.5%	2,792	7.3%
Sales and marketing	11,913	26.4%	10,045	26.4%
General and administrative	4,462	9.9%	4,606	12.1%
Litigation and related expenses	91	0.2%	1,257	3.3%

Total operating expenses	19,857	44.0%	18,700	49.1%

Operating income (loss)	2,286	5.1%	(632)	-1.7%

Other Income (Expense):
Interest income, net	103	0.2%	18	0.0%
Other income, net	406	0.9%	94	0.2%

Total other income	509	1.1%	112	0.3%

Income (loss) before income tax benefit (expense) and minority interest	2,795	6.2%	(520)	-1.4%
Income tax benefit (expense)	(1,023)	-2.3%	209	0.5%

Income (loss) before minority interest	1,772	3.9%	(311)	-0.8%
Minority interest	(13)	0.0%	13	0.0%

Net income (loss)	$1,759	3.9%	$(298)	-0.8%

Net income (loss) per share — basic	$0.08		$(0.01)
Net income (loss) per share — diluted	$0.08		$(0.01)
Weighted average shares outstanding — basic	22,726,066		22,523,266
Weighted average shares outstanding — diluted	23,290,558		22,523,266

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30
	2007		2006
	$	%	$	%
Revenues:
Products	$119,623	90.8%	$103,466	88.8%
Service	12,080	9.2%	12,986	11.2%

Total revenues	131,703	100.0%	116,452	100.0%

Cost of Revenues:
Products	58,535	48.9%	52,101	50.4%
Service	9,379	77.6%	9,300	71.6%

Total cost of revenues	67,914	51.6%	61,401	52.7%

Gross Profit:
Products	61,088	51.1%	51,365	49.6%
Service	2,701	22.4%	3,686	28.4%

Gross profit	63,789	48.4%	55,051	47.3%

Operating Expenses:
Research and development	9,463	7.2%	8,637	7.4%
Sales and marketing	34,466	26.2%	29,342	25.2%
General and administrative	13,907	10.6%	14,360	12.3%
Litigation and related expenses	3,808	2.9%	3,230	2.8%
Licensing income and litigation settlement	(6,000)	-4.6%	—	0.0%

Total operating expenses	55,644	42.2%	55,569	47.7%

Operating income (loss)	8,145	6.2%	(518)	-0.4%

Other Income (Expense):
Interest income (expense), net	199	0.2%	(37)	0.0%
Other income, net	858	0.7%	599	0.5%

Total other income	1,057	0.8%	562	0.5%

Income before income tax benefit (expense) and minority interest	9,202	7.0%	44	0.0%
Income tax benefit (expense)	(3,103)	-2.4%	1	0.0%

Income before minority interest	6,099	4.6%	45	0.0%
Minority interest	24	0.0%	39	0.0%

Net income	$6,123	4.6%	$84	0.1%

Net income per share — basic	$0.27		$0.00
Net income per share — diluted	$0.26		$0.00
Weighted average shares outstanding — basic	22,676,332		22,480,553
Weighted average shares outstanding — diluted	23,248,930		22,551,600

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$16,561	$9,819
Short-term investments	346	547
Accounts receivable, net	27,088	26,971
Inventories	20,448	17,617
Deferred income taxes, net	3,804	3,902
Prepaid expenses and other current assets	2,517	2,121

Total current assets	70,764	60,977

Other assets	208	209
Machinery and equipment, net of accumulated depreciation	5,398	5,956
Deferred income taxes, net	37,661	40,525
Intangible assets, net of accumulated amortization	36,042	31,869
Investment in unconsolidated entities	761	496
Goodwill	107,613	107,613

Total assets	$258,447	$247,645

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$12,511	$11,761
Accrued liabilities	10,384	9,890
Warranty liability	3,169	2,532
Deferred revenue	7,739	7,111

Total current liabilities	33,803	31,294

Other liabilities	213	679

Total liabilities	34,016	31,973

Minority interest	99	75

Shareholders’ Equity	224,332	215,597

Total liabilities and shareholders’ equity	$258,447	$247,645

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	September 30
	2007	2006
Operating Activities:
Net income (loss)	$1,759	$(298)

Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	1,762	1,561
Deferred income taxes	912	(345)
Stock-based compensation	574	522
Minority interest	62	(13)
Gain on disposal of machinery and equipment	(5)	—

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable, net	243	2,238
Inventories	(259)	(1,077)
Prepaid expenses and other assets	622	348
Accounts payable	(1,881)	67
Accrued liabilities	(461)	(611)
Warranty liability	264	(24)
Deferred revenue	33	(376)

Net cash flows provided by operating activities	3,625	1,992

Investing Activities:
Purchases of short-term investments	(346)	—
Maturities of short-term investments	395	—
Purchases of machinery and equipment	(866)	(137)
Payments related to the purchase of Cardiac Science, Inc.	(215)	(316)
Proceeds from collection of note	—	238

Net cash flows used in investing activities	(1,032)	(215)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	147	176

Net cash flows provided by financing activities	147	176

Net change in cash and cash equivalents	2,740	1,953
Cash and cash equivalents, beginning of period	13,821	8,746

Cash and cash equivalents, end of period	$16,561	$10,699

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended
	September 30
	2007	2006
Operating Activities:
Net income	$6,123	$84

Adjustments to reconcile net income to cash provided by operating activities:
Licensing income and litigation settlement	(6,000)	—
Depreciation and amortization	5,074	4,661
Deferred income taxes	2,864	(233)
Stock-based compensation	1,749	1,538
Minority interest	24	(39)
Gain on disposal of machinery and equipment	(1)	—

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable, net	(117)	3,136
Inventories	(2,800)	697
Prepaid expenses and other assets	(394)	1,334
Accounts payable	666	945
Accrued liabilities	805	(2,959)
Warranty liability	637	39
Deferred revenue	628	(467)

Net cash flows provided by operating activities	9,258	8,736

Investing Activities:
Purchases of short-term investments	(890)	—
Maturities of short-term investments	1,091	—
Purchase of patents as part of litigation settlement	(1,000)	—
Purchases of machinery and equipment	(1,688)	(933)
Payments related to the purchase of Cardiac Science, Inc.	(777)	(1,530)
Proceeds from collection of note	—	238

Net cash flows used in investing activities	(3,264)	(2,225)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	748	642

Net cash flows provided by financing activities	748	642

Net change in cash and cash equivalents	6,742	7,153
Cash and cash equivalents, beginning of period	9,819	3,546

Cash and cash equivalents, end of period	$16,561	$10,699

Cardiac Science Corporation and Subsidiaries
Reconciliation of GAAP Results to Non-GAAP Results (unaudited)
(in thousands)

	Reconciliation of Net Income (loss) to Adjusted EBITDA
	Three Months Ended		Three Months Ended
	September 30, 2007		September 30, 2006
		% of revenue		% of revenue

Net income (loss)	$1,759	3.9%	$(298)	-0.8%
Depreciation and amortization	1,762	3.9%	1,561	4.1%
Interest income	(103)	-0.2%	(18)	0.0%
Income tax (benefit) expense	1,023	2.3%	(209)	-0.5%

EBITDA	4,441	9.8%	1,036	2.7%

Stock-based compensation	574	1.3%	522	1.4%
Litigation and related expenses	91	0.2%	1,257	3.3%

Adjusted EBITDA	$5,106	11.3%	$2,815	7.4%

	Reconciliation of Net Income (loss) to Adjusted EBITDA
	YTD Months Ended		YTD Months Ended
	September 30, 2007		September 30, 2006
		% of revenue		% of revenue

Net income	$6,123	4.6%	$84	0.1%
Depreciation and amortization	5,074	3.9%	4,661	4.0%
Interest (income) expense	(199)	-0.2%	37	0.0%
Income tax (benefit) expense	3,103	2.4%	(1)	0.0%

EBITDA	14,101	10.7%	4,781	4.1%

Stock-based compensation	1,749	1.3%	1,538	1.3%
Litigation and related expenses	3,808	2.9%	3,230	2.8%
Licensing income and litigation settlement	(6,000)	-4.6%	—	0.0%
Pro forma merger related adjustments	—	0.0%	419	0.4%

Adjusted EBITDA	$13,658	10.4%	$9,968	8.6%